Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of Nobilis Health Corp. of our report dated April 2, 2015, relating to our audits of the consolidated financial statements, appearing in the Company’s Annual Report on Form 10-K of Nobilis Health Corp. for the years ended December 31, 2014 and 2013.

Houston, Texas

October 23, 2015

Houston  |  The Woodlands  |  San Antonio